[BREAN MURRAY CARRET & CO. LETTERHEAD]

September 16, 2009

STRICTLY PRIVATE
AND CONFIDENTIAL

Mr. Richard A. Anderson
President and Chief Operating Officer
Hythiam, Inc.
1150 Santa Monica Boulevard
Los Angeles, CA 90025

Dear Mr. Anderson:

This is to acknowledge and confirm the terms of our corporate finance representation agreement (the “Agreement”) as follows:

1. Hythiam Inc. (“Hythiam” or the “Company”) hereby engages Brean Murray, Carret & Co. (“BMC”), and BMC hereby agrees to render services to the Company, as a non-exclusive corporate finance advisor on the terms and for the services specified herein. BMC agrees to provide advice to the Company and evaluate relevant transactions (“Transaction(s)”) the Company may consider during the term of this Agreement, including but not limited to raising the Company growth financing via a public or private offering of equity (the “Offering”)

2. The term of this engagement (the “Engagement Period”) shall be for a period of thirty (30) days (the “Term”) commencing with the execution of this Agreement by the Company (the “Effective Date”).

3. The Company agrees that should it consummate an Offering during the Term of the Agreement, the Company shall pay to BMC, or cause BMC to be paid, at the closing of such Transaction, a cash fee 1% of the gross proceeds raised.

4. Transaction fees described herein are payable in full, without discount or reduction, in cash on closing of any Transaction.

Mr. Richard A. Anderson
September 16, 2009

5. The benefits of this Agreement shall inure to the parties hereto and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, the Company shall not assign to an unaffiliated third party any of its rights or obligations hereunder without the express written consent of BMC.

6. Any dispute between the parties to this Agreement shall be settled by arbitration before the facilities of the Financial Industry Regulatory Authority and will be conducted pursuant to applicable federal laws, the laws of the State of New York, without regard to conflicts of laws, and the rules of the selected arbitral facility. The parties understand that the award of the arbitrators, or of a majority of them, will be final and that a judgment upon any award rendered may be entered in any court having jurisdiction.

7. All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, if to BMC, to 570 Lexington Avenue, New York, New York 10022, Attention: Mr. Derek W. Woodworth; and if to the Company, to 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, CA 90025, Attention: Mr. Richard A. Anderson.

8. The Company represents and warrants to BMC that Mr. Richard A. Anderson is the President and Chief Operating Officer of the Company and is authorized on behalf of the Company to execute the Agreement and to consummate the potential transactions described herein, and the execution of this Agreement will not conflict with or breach the certificate or articles of incorporation or bylaws of the Company or any agreement to which the Company is a party.

9. Indemnification is incorporated by reference to Addendum I.

10. The Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties. This Agreement cannot be modified, or changed, nor can any of its provisions be waived, except by written agreement signed by all parties.

Mr. Richard A. Anderson
September 16, 2009

Please confirm that the foregoing is in accordance with your understanding by signing and returning this letter to BMC and keeping a duplicate for your files. This Agreement shall be effective after your acceptance below and its receipt by BMC at its address set forth on this letter.

Very truly yours,

Brean Murray, Carret & Co.
Derek W. Woodworth
Managing Director

Agreed and accepted on the day
of September, 2009.

Hythiam, Inc.
By:__________________________
Mr. Richard A. Anderson
President and Chief Operating Officer